THIS PROXY IS SOLICITED ON BEHALF OF
            THE BOARD OF DIRECTORS OF APPLEBEE'S INTERNATIONAL, INC.
                   ANNUAL MEETING OF STOCKHOLDERS, MAY 4, 2000

         The undersigned hereby appoints each of Lloyd L. Hill and Robert T. Steinkamp the proxy and attorney-in-fact of the undersigned with full power of substitution for and in the name of the undersigned to attend the Annual Meeting of Stockholders of Applebee's International, Inc., to be held at the Hyatt Regency Crown Center, 2345 McGee Street, Kansas City, Missouri 64108 on May 4, 2000, at 10:00 a.m., CDT, and any and all adjournments thereof, and to vote thereat the number of shares of Common Stock of Applebee's International, Inc., which the undersigned would be entitled to vote if then personally present. The Board of Directors recommends votes FOR proposals I through III.

   I. To elect three directors to serve until the 2003 Annual Meeting of Stockholders or until their earlier resignation;
         Nominees:  Douglas R. Conant, D. Patrick Curran and George D. Shadid;
         [  ]  FOR all nominees listed above.
         [  ]  FOR all nominees listed above except_________________________.
         [  ]  WITHHOLD AUTHORITY to vote for all nominees listed above.

  II. To amend the Company's 1995 Equity Incentive Plan to change the manner in which stock options are granted annually to non-employee directors and to amend the definition of Performance Goals.

         [  ]  FOR               [  ]  AGAINST                [  ]  ABSTAIN

 III. To ratify the selection of Deloitte & Touche LLP as independent auditors for the Company for the 2000 fiscal year.

         [  ]  FOR               [  ]  AGAINST                [  ]  ABSTAIN

  IV. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.


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THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY
THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS I THROUGH III.


                         Signature                            Date
                                  ------------------------          ------------

                         Signature                            Date
                                  ------------------------        --------------

                         Sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full title. If a corporation, sign full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized partner.

                         MARK, DATE, SIGN, AND PROMPTLY RETURN PROXY CARD IN ENCLOSED ENVELOPE.